Exhibit 4.8

SUBSCRIPTION FOR UNITS

(U.S. PURCHASERS)

TO:	ESSA Pharma Inc. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from the Corporation the number of units of the Corporation (the “Units”), each Unit consisting of one common share of the Corporation (“Common Share”), one Common Share purchase warrant exercisable by payment of cash or on a cashless exercise basis for a period of seven years after the Closing Date (as defined below) and one-half of one Common Share purchase warrant exercisable by payment in cash only for a period of two years after the Closing Date (the warrants collectively referred to herein as the “Warrants”, and the common shares issuable upon the exercise of the Warrants collectively referred to herein as the “Warrant Shares”), set forth below for the aggregate subscription price set forth below, representing a subscription price of US$3.30 per Unit (the “Subscription Price”), upon and subject to the terms and conditions set forth in this Subscription Agreement, including the attached “Terms and Conditions of Subscription”, the applicable schedules attached hereto and the “Term Sheet” attached hereto as Schedule A (the “Term Sheet”). Each whole Warrant shall entitle the holder thereof to purchase one Common Share at the Subscription Price.

In addition to this face page, the Subscriber must also complete all applicable schedules attached hereto.

SUBSCRIPTION AND SUBSCRIBER INFORMATION

Please print all information (other than signatures), as applicable, in the space provided below.

Clarus Lifesciences III, L.P.		Number of Units: 2,121,212 x US$3.30
(Name of Subscriber)
=
Account Reference (if applicable):

By:	(SIGNED) “Scott Requadt”	Aggregate Subscription Price:US$6,999,999.60

Managing Director		Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as agent or trustee for accounts fully managed by it:
(Official Capacity or Title – if the Subscriber is not an individual)

Scott Requadt
(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)

101 Main Street, Suite 1210		(Name of Disclosed Principal)
(Subscriber’s Residential Address, including State and ZIP Code)

Cambridge, MA 02142
(Disclosed Principal’s Residential Address including State and ZIP Code)
[REDACTED: Personal Information.]
(Telephone Number)

[REDACTED: Personal Information.]
(E-mail Address)		(Disclosed Principal’s Telephone Number)

Account Registration Information:	Delivery Instructions as set forth below:

Clarus Lifesciences III, L.P.	☒ Same address as account registration, or
(Name)

101 Main Street, Suite 1210, Cambridge MA 02142
(Account Reference, if applicable)	(Name)

(Address, including Postal/ZIP Code)	(Account Reference, if applicable)

Number and kind of securities of the Corporation presently held, if any:	(Address including State and ZIP Code)

N/A	(Contact Name)

Additional Subscriber Information

The Subscriber either [check appropriate box]:

☐ is an “insider” of the Corporation as defined in the Securities Act (British Columbia), namely: “insider” means:

(a) a director or an officer of the Corporation,

(b) a director or an officer of a person that is itself an insider or a subsidiary of the Corporation,

(c) a person that has

(i) beneficial ownership of, or control or direction over, directly or indirectly, or

(ii) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of the Corporation carrying more than 10% of the voting rights attached to all the Corporation’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution,

(d) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security,

(e) a person designated as an insider in an order made under Section 3.2 of the Securities Act (British Columbia), or

(f) a person that is in a prescribed class of persons; or

☒ is not an “insider” of the Corporation.

The Subscriber either [check appropriate box]:

☐ is a “registrant” of the Corporation as defined in the Securities Act (British Columbia), namely: “registrant” means a person registered or required to be registered under the Securities Act (British Columbia), including a dealer, adviser or investment fund manager.

☒ is not a “registrant” of the Corporation.

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of the 14th day of January, 2016.

essa pharma Inc.

by:	(SIGNED) “David Wood”
Authorized Signing Officer

essa pharma inc.

subscription FOR UNITS

Instructions

PLEASE MAKE SURE THAT YOUR SUBSCRIPTION INCLUDES:

1.	a completed and signed copy of the face page of this Subscription Agreement.

2.	payment by certified cheque, money order, bank draft, wire transfer to the coordinates set forth in Schedule C attached hereto, or other acceptable means in the amount of the Aggregate Subscription Price payable to “ESSA Pharma Inc.”.

3.	a completed and signed copy of the United States Subscribers Representation Letter attached hereto as Schedule B.

TERMS AND CONDITIONS OF SUBSCRIPTION

UNITS OF essa pharma Inc.

The Subscriber understands that this subscription is part of a larger offering of the Corporation (the “Offering”) of up to 4,545,454 Units for total gross proceeds of up to US$14,999,998.

1.       Definitions. In this Subscription Agreement, unless otherwise defined herein:

(a)	“$” means Canadian dollars;

(b)	“Aggregate Subscription Price” means the aggregate dollar amount of the subscription under this Subscription Agreement as set out on the face page hereof;

(c)	“Applicable IP Laws” means all applicable federal, provincial, state and local laws and regulations applicable to Intellectual Property in Canada, the United States and the jurisdictions in which the Corporation and/or the Subsidiary has registered Intellectual Property or pending Intellectual Property applications;

(d)	“business day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Vancouver, British Columbia are not open for business;

(e)	“Canadian Securities Laws” means, as applicable, the securities laws and regulations in each of the provinces of Canada, all written instruments, rules and orders having the force of law of the securities regulators or regulatory authorities in each of the provinces of Canada, and the rules of any applicable stock exchange;

(f)	“CIPO” means the Canadian Intellectual Property Office;

(g)	“Closing” has the meaning ascribed to such term in Section 4;

(h)	“Closing Date” means on or about January 14, 2015 or such other date as the Corporation may determine;

(i)	“Closing Time” means 10:00 a.m. (Vancouver time) on the Closing Date or such other time as the Corporation may determine;

(j)	“Common Shares” means the common shares in the capital of the Corporation;

(k)	“control person” means a person, company or combination of persons or companies described in the provisions of securities legislation listed in Appendix A to National Instrument 45-102 – Resale of Securities;

(l)	“Corporation” means ESSA Pharma Inc., a corporation existing under the Corporations Act and includes any successor corporation;

(m)	“Corporations Act” means the Business Corporations Act (British Columbia);

(n)	“Corporation IP” means the Intellectual Property that has been developed by or for or is being developed by or for the Corporation and/or the Subsidiary or that is being used by the Corporation and/or the Subsidiary, other than Licensed IP;

(o)	“CPRIT Agreement” means the definitive agreement entered into with the Cancer Prevention & Research Institute of Texas providing for, among other things, the Corporation being entitled to receive matching funds of up to a maximum of US$12,000,000 on and subject to the terms and conditions therein;

(p)	“Disclosed Principal” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(q)	“DTC” means the Depository Trust Company;

(r)	“Enforceability Qualifications” means (a) bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally, (b) the application of equitable principles when equitable remedies are sought, including the remedies of specific performance and injunctive relief, and (c) applicable laws limiting rights to indemnity, contribution, waiver, and the ability to sever unenforceable terms;

(s)	“Financial Statements” means the audited financial statements of the Corporation as of and for the fiscal years ended September 30, 2015 and September 30, 2014;

(t)	“Intellectual Property” means intellectual property rights, including: (i) all patents, patent rights, inventions, industrial designs and licenses; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing, whether registered or unregistered; (iii) registered or unregistered copyrights and copyrightable works in whatever form or medium; (iv) registrations, applications and renewals for any of the foregoing; (v) proprietary computer software (including but not limited to data, data bases and documentation); and (vi) trade secrets, confidential information and know-how;

(u)	“knowledge of the Corporation” means the knowledge of David Parkinson and David Wood, after due inquiry of the subject matter.

(v)	“Leases” means the lease agreement executed on August 25, 2014 by and between Greenpark II Medical LLC and the Subsidiary and the sublease agreement executed on April 7, 2015 by and between Texas Heart Institute and the Subsidiary;

(w)	“Licensed IP” means the Intellectual Property owned by any person other than the Corporation and the Subsidiary and which the Corporation and/or the Subsidiary uses;

(x)	“Material Adverse Effect” means any change, effect, event, occurrence or change in a state of facts that is, or would reasonably be expected to be, individually or in the aggregate, material and adverse to the business, operations, financial condition, results, assets, properties, rights, liabilities or prospects of the Corporation and the Subsidiary taken as a whole;

(y)	“NASDAQ” means the Nasdaq Capital Market;

(z)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(aa)	“Offering” has the meaning ascribed to it in the preamble to the “Terms and Conditions of Subscription”;

(bb)	“PCMLTFA” has the meaning ascribed to such term in section 7(x);

(cc)	“person” means any individual (whether acting as an executor, trustee, administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, fund, unincorporated organization or association, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind, and pronouns have a similar extended meaning;

(dd)	“Registered Corporation IP” means all Corporation IP that is the subject of registration or pending application for registration with a national intellectual property office (including, without limitation, the CIPO and the USPTO);

(ee)	“Registered Licensed IP” means all Licensed IP (i) that is the subject of registration or pending application for registration with a national intellectual property office (including, without limitation, the CIPO and the USPTO), and (ii) for which the Corporation has the right to prosecute;

(ff)	“Regulation D” means Regulation D under the U.S. Securities Act;

(gg)	“Regulation S” means Regulation S under the U.S. Securities Act;

(hh)	“Regulatory Authority” means the statutory or governmental bodies authorized under applicable laws to protect and promote public health through regulation and supervision of therapeutic drug candidates intended for use in humans, including, without limitation, the FDA and Health Canada;

(ii)	“SEC” means the United States Securities and Exchange Commission;

(jj)	“Securities Laws” means, collectively, the Canadian Securities Laws and the U.S. Securities Laws;

(kk)	“Subscriber” means the subscriber for Units as set out on the face page of this Subscription Agreement and includes, as applicable, the Disclosed Principal unless the context otherwise requires;

(ll)	“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Section or clause; and the expression “Section” or “clause” followed by a number or letter means and refers to the specified Section or clause of this Subscription Agreement;

(mm)	“Subscription Price” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(nn)	“Subsidiary” means ESSA Pharmaceuticals Corp.;

(oo)	“Term Sheet” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(pp)	“Transfer Agent” means Computershare Investor Services Inc. as registrar and transfer agent for the Common Shares and the preferred shares in the capital of the Corporation;

(qq)	“TSX” means the Toronto Stock Exchange;

(rr)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(ss)	“Units” has the meaning ascribed to such term on the face page of this Subscription Agreement;

(tt)	“Unitholders” means the holders of Units;

(uu)	“USPTO” means the United States Patent and Trademark Office;

(vv)	“US$” means United States dollars;

(ww)	“U.S. Accredited Investor” means an “accredited investor” who satisfies one or more of the criteria of Rule 501(a) of Regulation D under the U.S. Securities Act;

(xx)	“U.S. Securities Act” means the United States Securities Act of 1933, as the same has been, and hereafter from time to time, may be amended;

(yy)	“U.S. Securities Laws” means the U.S. Securities Act, the United States Securities Exchange Act of 1934, as same has been, and hereafter from time to time, may be amended, and all rules and regulations promulgated thereunder and the applicable securities laws of the states of the United States;

(zz)	“Warrants” has the meaning ascribed to such term on the face page of this Agreement; and

(aaa)	“Warrant Share” has the meaning ascribed to such term on the face page of this Agreement.

For greater certainty, the parties hereby acknowledge and agree that, if the Subscriber is acting as agent or trustee on behalf of a Disclosed Principal, the words “Subscriber”, “it” and “its”, whenever used in relation to representations, warranties, acknowledgements, covenants or indemnities (including in Sections 6 to 8) mean the Subscriber and, unless the context otherwise requires, the Disclosed Principal.

2.       Subscription. The Subscriber hereby confirms its irrevocable subscription for the Units from the Corporation, and the Corporation hereby confirms its acceptance of such subscription, on and subject to the terms and conditions set out in this Subscription Agreement, for the Aggregate Subscription Price which is payable as described herein. Each of the Subscriber (on its own behalf and, if applicable, on behalf of each Disclosed Principal) and the Corporation acknowledges that this Subscription Agreement constitutes a binding obligation of the Subscriber (including, if applicable, each Disclosed Principal) and the Corporation subject to the terms and conditions contained herein.

3.       Exempt Issuance. The Subscriber acknowledges and agrees that the acceptance of this Subscription Agreement as set forth in Section 2 is conditional upon, among other things, the sale of the Units to the Subscriber being exempt from any prospectus and offering memorandum requirements of applicable Securities Laws and the equivalent provisions of securities laws of any other applicable jurisdiction and, to the extent possible, the Subscriber agrees to furnish the Corporation with all information that is reasonably necessary to confirm same.

4.       Closing. Delivery and sale of the Units and payment of the Aggregate Subscription Price will be completed (the “Closing”) at the offices of counsel to the Corporation at the Closing Time or at such other time and place as the Corporation may determine. If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Corporation and the Subscriber, the Subscriber shall deliver or cause to be delivered to the Corporation its completed Subscription Agreement and payment of the Aggregate Subscription Price for all of the Units sold pursuant to the Subscription Agreement against delivery by the Corporation of direct registration system advices or similar documents evidencing the electronic registration of ownership of the Common Shares (“DRS Advices”) or certificates representing the Common Shares and certificates representing the Warrants, in each case underlying the Units purchased by such Subscriber and such other documentation as may be required pursuant to this Subscription Agreement.

5.       Conditions of Closing. The obligations of the parties hereunder are subject to all required regulatory approvals being obtained. The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	payment by the Subscriber of the Aggregate Subscription Price by certified cheque, money order, bank draft, wire transfer to the coordinates set forth in Schedule C attached hereto, or other acceptable means payable to “ESSA Pharma Inc.”;

(b)	the Subscriber having properly completed, signed and delivered this Subscription Agreement and all applicable schedules (with payment) to the Corporation; and

(c)	the Subscriber having properly completed, signed and delivered to the Corporation Schedule B attached hereto.

The Corporation acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of the Corporation contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)	the Corporation having countersigned this Subscription Agreement;

(b)	the Corporation having signed and delivered that certain Registration Rights Agreement by and between the Corporation and each subscriber party thereto (the “Registration Rights Agreement” and together with this Subscription Agreement and the Warrant Certificates (as defined below), the “Transaction Documents”);

(c)	certain shareholders of the Corporation having signed and delivered that certain Voting Agreement by and between such shareholders and Clarus Lifesciences III, L.P. (the “Voting Agreement”);

(d)	the Corporation having delivered evidence of the appointment of the Clarus Director (as defined below) to the Board of Directors of the Corporation (the “Board”);

(e)	the Corporation having delivered a consent to the Offering of shareholders holding greater than 50% of the issued and outstanding Common Shares, in satisfaction of the shareholder approval requirements of the TSX;

(f)	the Corporation having delivered a copy of the TSX conditional approval letter indicating that the application for the listing of the Common Shares issuable pursuant to the Offering and the Warrant Shares issuable upon exercise of the Warrants have been approved, subject only to satisfaction by the Corporation of the customary conditions that may be satisfied post-closing as specified by the TSX in the conditional approval letter in respect of the Offering (the “Standard Listing Conditions”);

(g)	the Corporation having delivered evidence that it has filed the notification of the Offering to NASDAQ;

(h)	the Corporation having delivered a legal opinion dated as of the Closing Date, in form and substance satisfactory to counsel to the Subscriber, acting reasonably, addressed to the Subscriber from U.S. counsel to the Corporation, and based upon such assumptions as are reasonable, to the effect that registration under the U.S. Securities Act is not required in connection with the offer or sale of the Common Shares or the Warrants, or the issuance of the Warrant Shares to the original U.S. purchasers of the Warrants, in the United States;

(i)	the Corporation having delivered a legal opinion to the effect set forth below dated as of the Closing Date, in form and substance satisfactory to counsel to the Subscriber, acting reasonably, addressed to the Subscriber and counsel to the Subscriber from counsel to the Corporation, Blake, Cassels & Graydon LLP (which counsel in turn may rely upon the opinions of local counsel where they deem such reliance proper as to the laws other than those of Canada, British Columbia, Alberta and Ontario, and, as to matters of fact, on certificates of public officials and officers of the Corporation):

(i)	as to the incorporation and existence of the Corporation under the laws of the Province of British Columbia and as to the Corporation having all requisite corporate power and capacity under the laws of the Province of British Columbia and the federals laws of Canada to carry on its business as presently carried on and to own and lease its properties and assets;

(ii)	as to the authorized and issued and outstanding share capital of the Corporation;

(iii)	as to the corporate power and authority of the Corporation to carry out its obligations under the Transaction Documents and to issue the Units;

(iv)	that the execution and delivery of this Subscription Agreement, the Registration Rights Agreement and the certificates representing the Warrants (the “Warrant Certificates”) and the performance by the Corporation of its obligations hereunder and thereunder does not and will not conflict with, result in a breach of or create a state of facts which, whether with or without the giving of notice or lapse of time or both, will result in a breach or violation of any of the terms, conditions or provisions of (A) the notice of articles or articles of the Corporation, (B) the resolutions of the board of directors or the shareholders of the Corporation, or (C) any applicable law;

(v)	that each of the Transaction Documents has been duly authorized and executed and delivered by the Corporation, and constitutes a valid and legally binding obligation of the Corporation enforceable against it in accordance with its terms, subject to customary qualifications, including that enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity and contribution may be limited by applicable law;

(vi)	the offering, issue, sale and delivery by the Corporation of the Common Shares and the Warrants to the Subscriber is exempt from the prospectus and registration requirements of Canadian Securities Laws and no documents are required to be filed (other than specified forms accompanied by requisite filing fees), proceedings taken or approvals, permits, consents or authorizations obtained under Canadian Securities Laws to permit such issuance and sale; it being noted, however, that the Corporation is required to file or cause to be filed with the British Columbia Securities Commission a Form 45-106F6 (and, if applicable, a Form 45-106F1 in other jurisdictions of Canada) prepared and executed pursuant to NI 45-106, together with the prescribed filing fee, within 10 days following the Closing Date;

(vii)	the issue by the Corporation of the Warrant Shares to the holders of Warrants upon their exercise pursuant to the terms of the Warrant Certificates being exempt from, or not subject to, the prospectus requirements of Canadian Securities Laws and no prospectus or other documents being required to be filed, proceedings taken or approvals, permits, consents or authorizations required to be obtained under Canadian Securities Laws (other than such as will have already been filed or obtained) to permit such issue;

(viii)	other than a trade that is otherwise exempt from the prospectus and registration requirements of Canadian Securities Laws, the first trade, if any, by the Subscriber of the Common Shares and the Warrants, is a distribution, unless at the time of such trade:

(A)	the Corporation is and has been a reporting issuer in a jurisdiction for the four months immediately preceding the trade;

(B)	at least four months have elapsed from the distribution date of the Common Shares and the Warrants;

(C)	the certificates representing the Common Shares, the Warrants and the Warrant Shares, if any, carry the legend required by Section 2.5(2)3(i) or (ii) of National Instrument 45-102 – Resale of Securities, or if the Common Shares, the Warrants and the Warrant Shares are entered into a direct registration or other electronic book-entry system, or if the Subscriber did not directly receive a certificate representing the Common Shares, the Warrants and the Warrant Shares, the Subscriber received a written notice containing the legend restriction notation set out in Section 2.5(2)3(i) or (ii) of National Instrument 45-102 – Resale of Securities;

(D)	the trade is not a “control distribution” as defined in National Instrument 45-102 – Resale of Securities;

(E)	no unusual effort is made to prepare the market or to create a demand for the Common Shares, Warrants or Warrant Shares subject to such trade and no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

(F)	if the seller of the Common Shares, the Warrants or the Warrant Shares is an “insider” or “officer” of the Corporation (as those terms are defined in Canadian Securities Laws), the seller has no reasonable grounds to believe that the Corporation is in default of any requirement of securities legislation;

(ix)	the Common Shares comprising part of the Units have been duly authorized and validly issued as fully-paid and non-assessable shares of the Corporation;

(x)	the Warrants comprising part of the Units have been duly and validly created and issued;

(xi)	the Warrant Shares have been duly authorized and allotted for issuance by the Corporation and when issued in accordance with the terms of the Warrants, will be fully-paid and non-assessable Common Shares in the capital of the Corporation;

(xii)	the form of share certificate representing the Common Shares has been duly approved and adopted by the Corporation and complies in all material respects with the constating documents of the Corporation, the Corporations Act and the TSX Company Manual;

(xiii)	the form of Warrant Certificate has been duly approved and adopted by the Corporation and complies in all material respects with the constating documents of the Corporation, the Corporations Act and the TSX Company Manual;

(xiv)	the Corporation is not included on the list of issuers in default maintained by the securities commissions in each jurisdiction in which the Corporation is a reporting issuer;

(xv)	that Computershare Investor Services Inc. at its principal office in the City of Vancouver has been duly appointed as the Transfer Agent and registrar for the Common Shares;

(xvi)	the Common Shares comprising part of the Units have been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions;

(xvii)	the Warrant Shares issuable upon the exercise of the Warrants have been conditionally approved for listing on the TSX subject only to the Standard Listing Conditions; and

(xviii)	such other matters as the Subscriber’s legal counsel may reasonably request prior to the Closing Time;

(j)	the Corporation having delivered certificates dated the Closing Date addressed to the Subscriber and counsel to the Subscriber and signed by appropriate officers of the Corporation, with respect to the constating documents of the Corporation, all resolutions of the board of directors of the Corporation relating to the Transaction Documents, the incumbency and specimen signatures of signing officers of the Corporation and with respect to such other matters as the Subscriber may reasonably request;

(k)	the Corporation having delivered a certificate dated the Closing Date addressed to the Subscriber and counsel to the Subscriber and signed on behalf of the Corporation by the Chief Executive Officer and the Chief Financial Officer of the Corporation or other officers of the Corporation acceptable to the Subscriber, certifying for and on behalf of the Corporation, without personal liability, after having made due enquiry, that:

(i)	the Corporation has complied with and satisfied in all material respects the covenants, terms and conditions of the Transaction Documents on its part to be complied with and satisfied up to the Closing Time;

(ii)	the representations and warranties of the Corporation contained in the Transaction Documents are true and correct in all material respects as of the Closing Time with the same force and effect as if made at and as of the Closing Time;

(iii)	the Corporation has made and/or obtained on or prior to the Closing Time, all necessary filings, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound, required for the execution and delivery of the Transaction Documents, the Offering and the consummation of the other transactions contemplated by the Transaction Documents (subject to completion of filings with certain regulatory authorities following the Closing Date);

(iv)	no order, ruling or determination having the effect of suspending the sale of the Units has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer of the Corporation, contemplated or threatened under any applicable Securities Laws or by any other regulatory authority; and

(v)	such other matters as the Subscriber may reasonably request;

(l)	the Corporation having made and/or obtained the necessary filings, approvals, consents and acceptances of the appropriate regulatory authorities required to be made or obtained by the Corporation in connection with the sale of the Units in the selling jurisdictions prior to the Closing Time as herein contemplated (other than the Corporation filing with the British Columbia Securities Commission a Form 45-106F6 (and, if applicable, a Form 45-106F1 in other jurisdictions of Canada) prepared, executed and filed in accordance with applicable Securities Laws and accompanied by the prescribed fees and fee checklist form, if any, and the filing of a form D with the SEC and state securities regulators, as applicable, which shall not occur prior to the Closing Time);

(m)	the Subscriber having received confirmation from the Corporation that the Corporation is not on the defaulting issuer’s list (or equivalent) maintained by the securities commissions in each jurisdiction in which the Corporation is a reporting issuer.

6.       Representations, Warranties and Covenants of the Corporation. By executing this Subscription Agreement, the Corporation represents, warrants, covenants and acknowledges to and with the Subscriber (and acknowledges and agrees that the Subscriber and its legal counsel are relying thereon) that:

(a)	the Corporation is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into this Subscription Agreement and the other Transaction Documents to which the Corporation is a party and to carry out its obligations hereunder and thereunder;

(b)	the execution and delivery of this Subscription Agreement and the other Transaction Documents to which the Corporation is a party, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Units, the performance by the Corporation of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereunder and thereunder, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a material default under (whether after notice or lapse of time or both) (A) any statute, rule or regulation applicable to the Corporation or the Subsidiary including, without limitation, applicable Securities Laws or the rules and regulations of the TSX and NASDAQ; (B) the constating documents, by-laws or resolutions of the Corporation or the Subsidiary which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or the Subsidiary is a party or by which the Corporation or the Subsidiary is bound; or (D) any judgment, decree or order binding the Corporation or the Subsidiary or any of their respective properties or assets;

(c)	the Corporation does not beneficially own or exercise control or direction over 10% or more of the outstanding voting shares of any company other than the Subsidiary, which is wholly-owned by the Corporation, and all of the issued and outstanding shares of the Subsidiary are issued as fully paid and non-assessable shares, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether present or future, contingent or absolute, pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or the Subsidiary of any interest in any of the shares of the Subsidiary or for the issue or allotment of any unissued shares in the capital of the Subsidiary or any other security convertible into or exchangeable for any such shares of the Subsidiary;

(d)	the Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction in which it was incorporated, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up;

(e)	the Subsidiary has no material assets or liabilities, is not party to any material agreement (other than those agreements set out in Schedule 6(e) attached hereto) and no material revenues are booked through the Subsidiary;

(f)	neither the Corporation nor the Subsidiary is in default or in breach in any material respect of the constating documents, by-laws or resolutions of its directors or shareholders or any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or the Subsidiary is a party or by which the Corporation or the Subsidiary is bound;

(g)	all consents, approvals, permits, authorizations or filings as may be required under applicable Securities Laws necessary for (i) the execution and delivery of the Subscription Agreement and the other Transaction Documents, (ii) the issuance of the Units and Warrant Shares, and (iii) the completion of the transactions contemplated hereby and by the Transaction Documents, have been made or obtained, as applicable, subject to the Corporation filing with the securities commissions in the applicable jurisdictions in Canada, within 10 days from the date of the sale of the Units, a Form 45-106F6 prepared and executed in accordance with applicable Securities Laws and accompanied by the prescribed fees and fee checklist form, if any, and the filing by the Corporation of a Form D under Regulation D with the SEC and state securities regulations, as applicable;

(h)	neither the Corporation nor the Subsidiary has approved, is contemplating, or has entered into any agreement in respect of, and neither the Corporation nor the Subsidiary has any knowledge of: (A) the purchase of any property material to the Corporation or the Subsidiary or assets or any interest therein or the sale, transfer or other disposition of any property material to the Corporation or the Subsidiary or assets or any interest therein currently owned, directly or indirectly, by the Corporation or the Subsidiary whether by asset sale, transfer or sale of shares or otherwise; or (B) the change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or the Subsidiary) of the Corporation or the Subsidiary;

(i)	the Financial Statements have been prepared in accordance with international financial reporting standards (“IFRS”) and consistently applied throughout the period referred to therein, contain no misrepresentation and present fully, fairly and correctly, in all material respects, the financial condition of the Corporation as at the dates thereof and the results of the operations and the changes in the financial position of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation. Since September 30, 2015, there has been no change in accounting policies or practices of the Corporation, other than as required by IFRS or as disclosed in the Financial Statements, or any other material, non-ordinary course change in the assets, liabilities, financial condition or operating results of the Corporation, other than as disclosed in the Financial Statements. Other than those which have been disclosed in writing to the Subscriber or which would not have a Material Adverse Effect, there are no contingent liabilities affecting the Corporation;

(j)	all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiary have been paid. All tax returns, declarations, remittances and filings required to be filed by each of the Corporation and the Subsidiary have been filed with all appropriate governmental authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading. To the Corporation’s knowledge, no examination of any tax return of the Corporation of the Subsidiary is currently in progress and there are no issues or disputes outstanding with any governmental authority respecting any Taxes that have been paid, or may be payable, by the Corporation or the Subsidiary;

(k)	no holder of outstanding shares in the capital of the Corporation is or will be entitled to any pre-emptive or any similar rights to subscribe for any Common Shares or other securities of the Corporation and, other than as set out in Schedule 6(k) attached hereto, no rights, warrants or options to acquire, or instruments convertible into or exercisable or exchangeable for, any shares in the capital of the Corporation or the Subsidiary are outstanding. Other than as set out in Schedule 6(k), the Corporation is not a party or subject to any agreement or understanding, and to the Corporation’s knowledge, there is no agreement or understanding between any persons, which (i) affects or relates to the voting or giving of written consents with respect to any security or by a director of the Corporation, (ii) provides anti-dilution protection to any security holder, or (iii) otherwise relates to the Corporation’s securities, including, without limitation, the issuance, sale, transfer, repurchase, voting or registration thereof, other than pursuant to equity compensation arrangements. The release schedule provided to the Subscriber’s counsel sets forth the dates on which the Corporation’s securities will no longer be subject to escrow, lock-up or other restrictions, in each case, in accordance with the applicable agreements, copies of which have been provided;

(l)	no material legal or governmental proceedings or inquiries are pending to which the Corporation or the Subsidiary is a party or to which their respective properties are subject that would result in the revocation or modification of any material contract, order, certificate, right, authority, permit or license necessary to conduct the business now owned or operated by the Corporation or the Subsidiary and, to the knowledge of the Corporation, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or the Subsidiary or with respect to their respective properties;

(m)	neither the Corporation nor the Subsidiary has defaulted in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound. Other than as set forth on Schedule 6(m) hereto, the Corporation is not party to or bound by any of the following: (i) agreements that include the license of material Intellectual Property to or by the Corporation, (ii) agreements that contain provisions materially restricting the Corporation’s business, including, without limitation, any non-competition, exclusivity, right of first refusal or offer, or other similar provisions, (iii) partnership or joint venture agreements; (iv) employment, compensation, severance or other agreements with directors, officers, or employees of the Corporation; (v) “change of control” agreements or similar agreements that, in connection with a change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation) of the Corporation would (A) entitle any Person to any payment or other consideration or to an increase thereof, or (B) accelerate the time of payment or vesting of any rights; or (vi) other material agreements. The Corporation’s relationships with suppliers, vendors and service providers are good commercial working relationships. To the knowledge of the Corporation, no material supplier, vendor or service provider has terminated or threatened to terminate its relationship with the Corporation or has decreased or limited materially the services, supplies or materials supplied to the Corporation;

(n)	the Corporation or the Subsidiary, as applicable, owns or has the right to use under license, sub-license or otherwise all Intellectual Property (i) used by the Corporation or the Subsidiary or (ii) necessary to operate the business of the Corporation or the Subsidiary;

(o)	any and all of the agreements and other documents and instruments pursuant to which the Corporation or the Subsidiary holds the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof. Neither the Corporation nor the Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or the Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim. The properties (or any interest in, or right to earn an interest in, any property) of each of the Corporation and the Subsidiary are not subject to any right of first refusal or purchase or acquisition right;

(p)	each Transaction Document to which the Corporation is a party has been duly authorized and executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by the Enforceability Qualifications;

(q)	at the Closing Time all necessary corporate action will have been taken by the Corporation to validly issue the Units, including the Common Shares, which Common Shares shall be issued as fully paid and non-assessable securities in the capital of the Corporation. The Corporation has allotted and reserved sufficient Warrant Shares for issuance upon the due and proper exercise of the Warrants and the Warrant Shares, upon issuance in accordance with the terms of the Warrants shall be validly issued as fully paid and non-assessable securities in the capital of the Corporation;

(r)	the authorized capital of the Corporation consists of an unlimited amount of Common Shares and an unlimited amount of preferred shares of which, as at the close of business on the Business Day immediately preceding the date hereof, 22,650,047 Common Shares and nil preferred shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation. There is sufficient authorized capital for the issuance of all Units and Warrant Shares contemplated hereby and all outstanding convertible securities of the Corporation;

(s)	except for the Corporation guaranteeing certain obligations of the Subsidiary under the Leases, neither the Corporation nor the Subsidiary has made any loans to or guaranteed the obligations of any person;

(t)	with respect to each premises of the Corporation and the Subsidiary which is material to each of the Corporation and the Subsidiary and which each of the Corporation and the Subsidiary occupies as tenant (each, a “Leased Premises”), each of the Corporation and the Subsidiary occupies its respective Leased Premises and has the exclusive right to occupy and use such Leased Premises and each of the leases pursuant to which the Corporation and the Subsidiary occupies its respective Leased Premises is in good standing and in full force and effect;

(u)	each of the Corporation and the Subsidiary is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect, and neither the Corporation nor the Subsidiary has or is engaged in any unfair labour practice;

(v)	none of the directors, officers or employees of the Corporation or the Subsidiary or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Corporation or the Subsidiary which, as the case may be, materially affects, is material to or will materially affect the Corporation or the Subsidiary;

(w)	there have not been and there are not currently any material disagreements with any employee or employees of the Corporation or the Subsidiary which are adversely affecting or could adversely affect the business of the Corporation or the Subsidiary;

(x)	the assets of each of the Corporation and the Subsidiary and their respective businesses and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and neither the Corporation nor the Subsidiary has failed to promptly give any notice of any material claim thereunder;

(y)	the minute books and records of each of the Corporation and the Subsidiary made available to the Subscriber in connection with its due diligence investigation of the Corporation and the Subsidiary for the periods from each of the Corporation’s and the Subsidiary’s date of incorporation to the date hereof are all of the minute books and records of the Corporation and the Subsidiary, respectively, and contain copies of all proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiary to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or the Subsidiary to the date hereof not reflected in such minute books and other records, other than those which have been disclosed in writing to the Subscriber;

(z)	in connection with the ownership, use, maintenance or operation of their properties and assets, including the Leased Premises, neither the Corporation nor the Subsidiary has been in violation of any applicable federal, provincial, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which violation would have a Material Adverse Effect;

(aa)	without limiting the generality of subsection (z) immediately above, the Corporation does not have any knowledge of, and has not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect the Corporation or the Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws; to the Corporation’s knowledge, there are no facts which could give rise to any such claim or judicial or administrative proceeding; to the best of the Corporation’s knowledge, neither the Corporation nor the Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority (which term means and includes any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing) to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any governmental authority;

(bb)	there are no orders, rulings or directives issued, pending or, to the best of the Corporation’s knowledge, threatened against the Corporation or the Subsidiary under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Corporation or the Subsidiary (including the Leased Premises) which would have a Material Adverse Effect;

(cc)	other than Canaccord Genuity Inc., there is no person that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Subscription Agreement or the other Transaction Documents;

(dd)	the Transfer Agent has been duly appointed as registrar and transfer agent for the Common Shares and preferred shares of the Corporation;

(ee)	except pursuant to the CPRIT Agreement, the Corporation and the Subsidiary are the sole legal and beneficial owners of, have good and marketable title to, and owns all right, title and interest in all Corporation IP free and clear of all encumbrances, charges, covenants, conditions, options to purchase and restrictions or other adverse claims or interest of any kind or nature, and the Corporation has no knowledge of any claim of adverse ownership in respect thereof. No consent of any person is necessary to make, use, reproduce, license, sell, modify, update, enhance or otherwise exploit any Corporation IP and none of the Corporation IP comprises an improvement to Licensed IP that would give any person any rights to the Corporation IP, including, without limitation, rights to license the Corporation IP. Each of the Corporation and the Subsidiary has a valid and enforceable right to the Licensed IP used or held for use in the business of each of the Corporation and the Subsidiary;

(ff)	neither the Corporation nor the Subsidiary has received any notice or claim (whether written, oral or otherwise) challenging in any manner whatsoever either the Corporation’s or the Subsidiary’s ownership or right to use any of the Corporation IP or the Licensed IP or suggesting that any other person (other than, with respect to any Licensed IP, the licensor of such Licensed IP) has any claim of legal or beneficial ownership or other claim or interest with respect thereto, nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), is there a reasonable basis for any claim that any person other than the Corporation, the Subsidiary, or with respect to any Licensed IP, the licensor of such Licensed IP, has any claim of legal or beneficial ownership or other claim or interest in any of the Corporation IP or the Licensed IP;

(gg)	all applications for registration of any Registered Corporation IP and Registered Licensed IP are in good standing, are recorded in the name of the Corporation or the Subsidiary (with respect to Registered Corporation IP) and have been filed in a timely manner in the appropriate offices to preserve the rights thereto and, in the case of a provisional application with respect to any Registered Corporation IP, the Corporation confirms that all right, title and interest in and to the invention(s) disclosed in such application have been or as of the Closing Date will be assigned in writing (without any express right to revoke such assignment) to the Corporation or the Subsidiary. There has been no public disclosure, sale or offer for sale of any Corporation IP or Licensed IP by the Corporation anywhere in the world that may prevent the valid issue of all available Intellectual Property rights in such Corporation IP or Licensed IP. All material prior art or other information has been disclosed to the appropriate offices as required in accordance with Applicable IP Laws in the jurisdictions where the applications are pending;

(hh)	all registrations of Registered Corporation IP and Registered Licensed IP are in good standing and, with respect to Registered Corporation IP, are recorded in the name of the Corporation or the Subsidiary in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all Applicable IP Laws and are currently in effect and in compliance with all Applicable IP Laws. To the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), no registration of Registered Corporation IP or Registered Licensed IP has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed, maintained or otherwise;

(ii)	the conduct of the business of each of the Corporation and the Subsidiary (including, without limitation, the use or other exploitation of the Corporation IP by each of the Corporation and the Subsidiary or other licensees) has not infringed, violated, misappropriated or otherwise conflicted with, and, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), does not infringe, violate, misappropriate or otherwise conflict with any Intellectual Property right of any person;

(jj)	neither the Corporation nor the Subsidiary is a party to any action or proceeding, nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), is or has any action or proceeding been threatened that alleges that any current or proposed conduct of the business of each of the Corporation and the Subsidiary (including, without limitation, the use or other exploitation of any Corporation IP or Licensed IP by the Corporation or the Subsidiary or any customers, distributors or other licensees) has or will infringe, violate or misappropriate or otherwise conflict with any Intellectual Property right of any person;

(kk)	to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), no person has interfered with, infringed upon, misappropriated, illegally exported, or violated any rights with respect to the Corporation IP or the Licensed IP;

(ll)	the Corporation has entered into valid and enforceable written agreements pursuant to which the Corporation has been granted all licenses and permissions to use, reproduce, sub license, sell, modify, update, enhance or otherwise exploit the Licensed IP to the extent required to operate all aspects of the business of the Corporation currently conducted (including, if required, the right to incorporate such Licensed IP into the Corporation IP). All license agreements in respect of the Licensed IP are in full force and effect, and neither the Corporation nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), any other person is in default of its obligations thereunder;

(mm)	to the extent that any of the Corporation IP or Licensed IP is licensed or disclosed to any person or any person has access to such Corporation IP or such Licensed IP (including, without limitation, any employee, officer, shareholder or consultant of the Corporation or the Subsidiary), each of the Corporation and the Subsidiary has entered into a valid and enforceable written agreement which contains terms and conditions prohibiting the unauthorized use, reproduction, disclosure, reverse engineering or transfer of such Corporation IP or Licensed IP by such person. All such agreements are in full force and effect, and neither the Corporation nor the Subsidiary nor, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), any other person is in default of its obligations thereunder;

(nn)	each of the Corporation and the Subsidiary has taken all actions that are contractually obligated to be taken and all actions that are customary and reasonable to protect the confidentiality of the Corporation IP and the Licensed IP;

(oo)	neither the Corporation nor the Subsidiary is, and it will not be, necessary for the Corporation or the Subsidiary to utilize any Intellectual Property owned by or in possession of any of the employees (or people the Corporation or the Subsidiary currently intends to hire) made prior to their employment with the Corporation or the Subsidiary in violation of the rights of such employee or any of his or her prior employers;

(pp)	neither the Corporation nor the Subsidiary has received any advice or any opinion that any of the Corporation IP or Licensed IP is invalid or unregistrable or unenforceable, in whole or in part;

(qq)	neither the Corporation nor the Subsidiary has received any grant relating to research and development which is subject to repayment in whole or in part or to conversion to debt upon sale of any securities of the Corporation or the Subsidiary or which may affect the right of ownership of the Corporation or the Subsidiary in the Corporation IP or Licensed IP;

(rr)	each of the Corporation and the Subsidiary has and enforces a policy requiring each employee and consultant to execute a non-disclosure agreement substantially in the forms provided to the Subscriber, and all current employees and consultants of each of the Corporation and the Subsidiary have executed such agreement and, to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), all past employees and consultants of each of the Corporation and the Subsidiary have executed such agreement;

(ss)	all of the present and past employees of the Corporation and the Subsidiary, and all of the present and past consultants, contractors and agents of the Corporation and the Subsidiary performing services relating to the development, modification or support of the Corporation IP or the Licensed IP, have entered into a written agreement assigning to the Corporation and the Subsidiary, as applicable, all right, title and interest in and to all such Intellectual Property;

(tt)	any and all fees or payments required to keep the Corporation IP and the Licensed IP in force or in effect have been paid;

(uu)	to the knowledge of the Corporation (including its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers), there is no claim of infringement or breach by the Corporation or the Subsidiary of any industrial or Intellectual Property rights of any other person, nor has the Corporation or the Subsidiary received any notice or threat from any such third party, nor does the Corporation or its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers have knowledge that the use of the business names, trademarks, service marks and other industrial or Intellectual Property of the Corporation or the Subsidiary infringes upon or breaches any industrial or Intellectual Property rights of any other person;

(vv)	there are no Intellectual Property disputes, negotiations, agreements or communications between the Corporation or the Subsidiary and any other persons relating to or potentially relating to the business of the Corporation or the Subsidiary;

(ww)	each of the Corporation and the Subsidiary has conducted and is conducting its business in compliance in all material respects with all applicable laws of each jurisdiction in which it carries on business and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits;

(xx)	neither the Corporation nor its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers have knowledge of any reason as a result of which the Corporation or the Subsidiary is not entitled to make use of and commercially exploit the Corporation IP and the Licensed IP. With respect to each license or agreement by which the Corporation or the Subsidiary has obtained the rights to exploit, in any way, the Licensed IP rights of any other person or by which the Corporation or the Subsidiary has granted to any third party the right to so exploit such Licensed IP:

(i)	such license or agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its terms, except to the extent that enforceability may be limited by: (A) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; or (B) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and represents the entire agreement between the parties thereto with respect to the subject matter thereof, and no event of default has occurred and is continuing under any such license or agreement;

(ii)	(A) neither the Corporation nor the Subsidiary has received any notice of termination or cancellation under such license or agreement, and no party thereto has any right of termination or cancellation thereunder except in accordance with its terms; (B) neither the Corporation nor the Subsidiary has received any notice of a breach or default under such license or agreement which breach or default has not been cured; and (C) neither the Corporation nor the Subsidiary has granted to any other person any rights adverse to, or in conflict with, such license or agreement; and

(iii)	neither the Corporation nor its officers, directors and employees, and the Corporation’s Intellectual Property consultants and managers have knowledge of any other party to such license or agreement that is in breach or default thereof, and do not have knowledge of any event that has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or agreement;

(yy)	no litigation, legal or governmental proceedings or inquiries are in progress or pending to which the Corporation or the Subsidiary is a party or to which their respective businesses, assets and/or properties are subject and no such litigation, legal or governmental proceedings or inquiries have been threatened against or, to the Corporation’s knowledge, are contemplated with respect to the Corporation or the Subsidiary or with respect to their respective businesses, assets and/or properties;

(zz)	the Corporation is a reporting issuer under applicable Securities Laws in each of the provinces of British Columbia, Alberta and Ontario; the Corporation is not in default in any material respect of any requirement of applicable Securities Laws nor is included in a list of defaulting reporting issuers maintained by the securities commissions British Columbia, Alberta and Ontario. In particular, without limiting the foregoing, the Corporation is in compliance at the date hereof with its obligations to make timely disclosure of all material changes relating to it and, other than in respect of material change reports previously filed on a confidential basis and thereafter made public or material change reports previously filed on a confidential basis and in respect of which no material change ever resulted, no such disclosure has been made on a confidential basis and there is no material change relating to the Corporation which has occurred and with respect to which the requisite material change statement has not been filed, except to the extent that the Offering constitutes a material change;

(aaa)	for so long as the Warrants remain outstanding, the Corporation shall comply with its obligations under applicable Securities Laws;

(bbb)	the definitive forms of certificate representing the Warrants comply with the requirements of the Corporations Act and do not conflict with the constating documents of the Corporation;

(ccc)	the definitive form of certificate representing the Common Shares complies with the requirements of the Corporations Act and does not conflict with the constating documents of the Corporation;

(ddd)	there has never been a reportable disagreement (within the meaning of National Instrument 51-102 – Continuous Disclosure) with the Corporation’s auditors or, to the knowledge of the Corporation, with the former auditors of the Corporation;

(eee)	the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(fff)	the composition of the audit committee of the Corporation is in accordance with the requirements of National Instrument 52-110 – Audit Committees;

(ggg)	all disclosure filings required to be made by the Corporation pursuant to the applicable Canadian Securities Laws have been made and such disclosure and filings were true and accurate as at the respective dates thereof, and there are no material omissions contained therein which would render such disclosure and filings misleading;

(hhh)	all disclosure filings required to be made by the Corporation pursuant to applicable U.S. Securities Laws have been made and, as of the respective dates thereof, none of such filings contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which thy were made, nor misleading;

(iii)	the Corporation has not declared or paid any dividends or declared or made any other payments or distributions on or in respect of any of its Common Shares and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of the Common Shares or agreed to do so or otherwise effected any return of capital with respect to such shares;

(jjj)	the Corporation has, and to the best of the Corporation’s knowledge, the directors and officers of the Corporation have, answered every question or inquiry of the Subscriber in connection with the Subscriber’s due diligence investigations fully and truthfully;

(kkk)	the Corporation has provided the Subscriber with all information reasonably requested by the Subscriber in connection with the Offering. There is no material fact known to the Corporation that has not been publicly disclosed in the Corporation’s securities filings or disclosed herein (including on any schedule hereto) which would result in a Material Adverse Effect. The Corporation has not withheld from the Subscriber any material fact relating to the Corporation or to the Offering;

(lll)	to the best of the Corporation’s knowledge it is not aware of any legislation, or proposed legislation (published by a legislative body), which it anticipates will materially and adversely affect the business, affairs, operations, assets, liabilities (contingent or otherwise) or prospects of the Corporation or the Subsidiary;

(mmm)	neither the Corporation nor the Subsidiary has, and to the knowledge of the Corporation, no director, officer, agent, employee or other person associated with or acting on behalf of the Corporation or the Subsidiary has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Corruption of Foreign Officials Act (Canada) or similar legislation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(nnn)	all clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Corporation or the Subsidiary (collectively “Clinical Trials”) have been and are being conducted in accordance with all applicable laws where such studies and tests are being conducted, including applicable laws administered by Regulatory Authorities. Neither the Corporation nor the Subsidiary has received any notices or written correspondence from any Regulatory Authority with respect to any Clinical Trial requiring the termination or suspension of such Clinical Trial;

(ooo)	the operations of each of the Corporation and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government or governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or the Subsidiary with respect to the Money Laundering Laws is pending, or to the best of the Corporation's knowledge threatened;

(ppp)	neither the Corporation nor the Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Canada Corruption of Foreign Public Officials Act (Canada) or the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Corporation or the Subsidiary and their respective operations, and will not use any portion of the gross proceeds, in contravention of such legislation;

(qqq)	each of the Corporation and the Subsidiary or, to the knowledge of the Corporation, any director, officer, agent, employee, affiliate or person acting on behalf of the Corporation or the Subsidiary has not been or is not currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department and the Corporation will not directly or indirectly use any proceeds of the Offering or lend, contribute or otherwise make available such proceeds to the Corporation or the Subsidiary or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person targeted by any of the sanctions of the United States;

(rrr)	assuming the accuracy of the representations and warranties of the Subscribers in the Subscription Agreements, the issuance of the Units, the Warrants, the Common Shares and the Warrant Shares will be exempt from registration under applicable Securities Laws;

(sss)	promptly following the Closing (and in any event within 30 calendar days following the Closing), the Corporation shall file a resale prospectus supplement under its Registration Statement on Form F-10, or such other form of registration statement as the Corporation is then eligible to use, with respect to resales, from time to time, of the Common Shares and the Warrant Shares in the United States (the “Resale Registration”). Upon the filing of the Resale Registration, the Common Shares and Warrant Shares shall be freely tradeable in the United States and the Corporation shall cause the Transfer Agent to electronically transmit the Common Shares to the Subscriber by crediting the account of the Subscriber’s prime broker with DTC through its Deposit Withdrawal Account Commission System; and

(ttt)	following Closing, upon written request from the Subscriber, the Corporation shall use commercially reasonable efforts to cause the Transfer Agent to issue and deliver certificates representing any Common Shares for which the Subscriber’s ownership thereof, prior to such request, is described in a DRS Advice, provided that any certificates so issued shall contain any and all legends required by Securities Laws.

7.       Representations, Warranties, Covenants and Acknowledgements of the Subscriber. By executing this Subscription Agreement, the Subscriber (on its own behalf and, including if applicable, on behalf of each Disclosed Principal) represents, warrants, covenants and acknowledges to and with the Corporation (and acknowledges and agrees that the Corporation and their legal counsel are relying thereon) that:

Authorization and Effectiveness

(a)	if the Subscriber is an individual, the Subscriber is of the full age of majority in the jurisdiction in which this Subscription Agreement is executed and is legally competent to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder;

(b)	if the Subscriber is not an individual, the Subscriber has the requisite power, authority, legal capacity and competence to execute, deliver and be bound by this Subscription Agreement, to perform all of its obligations hereunder and to undertake all actions required of the Subscriber hereunder, all necessary approvals of its directors, partners, shareholders, trustees or otherwise with respect to such matters have been given or obtained and the individual signing this Subscription Agreement has been duly authorized;

(c)	if the Subscriber is a body corporate, the Subscriber is incorporated and validly subsisting under the laws of its jurisdiction of incorporation;

(d)	if the Subscriber is acting as principal, this Subscription Agreement has been duly and validly authorized, executed and delivered by the Subscriber and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable against the Subscriber in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction);

(e)	if the Subscriber is acting as agent or trustee (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documents in connection with such subscription on behalf of such principal, each of whom is subscribing as principal for its own account and not for the benefit of any other person, and this Subscription Agreement has been duly and validly authorized, executed and delivered by or on behalf of, and, when accepted by the Corporation, will constitute a legal, valid and binding obligation enforceable in accordance with the terms hereof (subject to bankruptcy, insolvency and other laws limiting the enforceability of creditors’ rights and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction) against, such principal;

(f)	the execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Units and the completion of the transactions contemplated hereby will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber or a Disclosed Principal (if not an individual), Securities Laws or any other applicable law, any agreement to which the Subscriber or a Disclosed Principal is a party or any regulation, judgment, decree, order or ruling applicable to the Subscriber and/or the Disclosed Principal;

(g)	the Subscriber is not a person created or used solely to purchase or hold securities in order to comply with or rely upon an exemption from the prospectus requirements of applicable Securities Laws and except as disclosed in writing to the Corporation, the Subscriber does not act jointly or in concert with any other person or company for the purposes of acquiring securities of the Corporation;

Disclosure if Purchasing as Agent or Trustee

(h)	if the Subscriber is not subscribing as principal, the Subscriber acknowledges that the Corporation may be required by law to disclose to applicable securities regulatory authorities or stock exchanges information concerning the identities of each beneficial purchaser for whom the Subscriber is acting hereunder;

Residence

(i)	the Subscriber and, if applicable, each Disclosed Principal are resident, or if not an individual, has a head office, in the jurisdiction indicated on the face page of this Subscription Agreement as the “Subscriber’s Residential Address” and the “Disclosed Principal’s Residential Address”, respectively, and such address was not created and is not used solely for the purpose of acquiring Units.

(j)	the Subscriber (or if applicable, the Disclosed Principal) acknowledges that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Units;

(ii)	there is no government or other insurance covering the Units;

(iii)	there are risks associated with the purchase of the Units;

(iv)	there are restrictions on the Subscriber’s ability to resell the Units, the Warrants, the Common Shares and the Warrant Shares, and to exercise the Warrants, and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Units, the Warrants, the Common Shares or the Warrant Shares, or exercising the Warrants; and

(v)	the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under Canadian Securities Laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Canadian Securities Laws, including statutory rights of rescission or damages, will not be available to the Subscriber;

(k)	the Subscriber (or any beneficial purchaser) is aware that the Units, the Warrants, the Common Shares and the Warrant Shares have not been registered under the U.S. Securities Act or the securities laws of any state and the Units, the Warrants, the Common Shares and the Warrant Shares may not be offered or sold, directly or indirectly, in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration;

(l)	the Subscriber agrees to the additional terms included in Schedule B hereto;

(m)	the Subscriber (and, if applicable, such beneficial purchaser) is a U.S. Accredited Investor purchasing the Units directly from the Corporation and the Subscriber has completed Schedule B hereto and identified in Schedule B the appropriate category of U.S. Accredited Investor that correctly and in all respects describes the Subscriber (and, if applicable, such beneficial purchaser);

No Prospectus or Other Information

(n)	the Subscriber understands that the sale of the Units is conditional upon such sale being exempt from the requirements to file and obtain a receipt for a prospectus or registration statement or to deliver an offering memorandum, and no prospectus or registration statement (other than the Resale Registration) has been or will be filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction in connection with the issuance of the Units or Warrant Shares. As a result of acquiring the Units pursuant to such exemptions:

(i)	the Subscriber may be restricted from using some of the protections, rights and remedies otherwise available under Securities Laws, including statutory rights of rescission or damages in the event of a misrepresentation;

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to it under Securities Laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under Securities Laws;

(o)	the Subscriber has not received or been provided with a prospectus, registration statement or offering memorandum, within the meaning of Securities Laws, or any sales or advertising literature in connection with the Offering. The Subscriber’s decision to subscribe for the Units was not based upon, and the Subscriber has not relied upon, any verbal or written representations as to fact made by or on behalf of the Corporation and its directors, officers, employees, agents and representatives, except for the representations, warranties and covenants contained in the Transaction Documents. The Subscriber’s decision to subscribe for the Units was based solely upon the Transaction Documents, including the Term Sheet attached hereto as Schedule A, and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Corporation);

(p)	counsel to the Corporation, Blake, Cassels & Graydon LLP, and its respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed;

Investment Suitability

(q)	the Subscriber confirms that the Subscriber and, if applicable, each Disclosed Principal:

(i)	has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment in the Units and Warrant Shares;

(ii)	is capable of assessing the proposed investment in the Units and Warrant Shares as a result of the Subscriber’s own experience or as a result of advice received from a person registered under applicable Canadian Securities Laws;

(iii)	is aware of the characteristics of the Units and Warrant Shares and the risks relating to an investment therein; and

(iv)	is able to bear the economic risk of loss of its investment in the Units and Warrant Shares;

(r)	the Subscriber understands that no securities commission, stock exchange, governmental agency, regulatory body or similar authority has made any finding or determination or expressed any opinion with respect to the merits of investing in the Units or Warrant Shares nor is there any government or other insurance covering the Units or Warrant Shares;

No Representations

(s)	the Subscriber confirms that neither the Corporation nor any of its directors, employees, officers, representatives, agents or affiliates have made any representations (written or oral) to the Subscriber:

(i)	regarding the future value of the Units, Warrants, Common Shares or Warrant Shares;

(ii)	that any person will resell or repurchase the Units, Warrants, Common Shares or Warrant Shares;

(iii)	that any person will refund the purchase price of the Units; or

(iv)	that securities of the Corporation will be listed and posted for trading on a stock exchange other than as set out in the Term Sheet attached hereto as Schedule A;

Limitations on Resale

(t)	the Subscriber and, if applicable, each Disclosed Principal, understands that it may not be able to resell the Units, Warrants, Common Shares or Warrant Shares except in accordance with limited exemptions available under applicable Securities Laws or, in the case of the Common Shares and the Warrant Shares, until the filing of the Resale Registration, and that the Subscriber is solely responsible for (and the Corporation is not in any way responsible for) the Subscriber’s and, if applicable, each Disclosed Principal’s compliance with resale restrictions under applicable Securities Laws.

Legends

(u)	until the date that is four months and one day following the Closing Date, the certificates representing the Common Shares, Warrants, and the Warrant Shares must bear a legend substantially in the following form:

UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MAY 15, 2016.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (THE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TSX.

(v)	the Corporation has hereby provided the Subscriber with written notice pursuant to section 2.5(2)(3.1) of National Instrument 45-102 – Resale of Securities that:

UNLESS PERMITTED UNDER APPLICABLE CANADIAN PROVINCIAL SECURITIES LEGISLATION, THE HOLDER OF COMMON SHARES, WARRANTS, OR WARRANT SHARES MUST NOT TRADE THE COMMON SHARES, WARRANTS, OR WARRANT SHARES BEFORE MAY 15, 2016.”

(w)	the certificates representing the Common Shares, Warrants and Warrant Shares will also bear the legend described in Schedule B of this Subscription Agreement;

Not Proceeds of Crime

(x)	the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as may be amended from time to time (the “PCMLTFA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA. To the best of its knowledge: (i) none of the funds representing the Aggregate Subscription Price to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Corporation if the Subscriber (including any Disclosed Principal) discovers that any of such representations cease to be true, and to provide the Corporation with appropriate information in connection therewith;

Personal Information

(y)	the Subscriber, on its own behalf and, if applicable, on behalf of each beneficial purchaser for whom the Subscriber is contracting hereunder, acknowledges and consents to the collection of personal information contained herein and to the use of such information for the purposes set out under the heading “Collection of Personal Information” in this Subscription Agreement;

No Financial Assistance

(z)	the Subscriber has not received and does not expect to receive any financial assistance from the Corporation directly or indirectly, in respect of the Subscriber’s purchase of the Units;

Future Financings

(aa)	the Subscriber acknowledges that the Corporation may complete additional financings in the future to develop the proposed business of the Corporation and to fund its ongoing development. There is no assurance that such financings will be available and if available, will be on reasonable terms. Any such future financings may have a dilutive effect on current shareholders, including the Subscriber. The Subscriber further acknowledges that if future financings are not available, the lack of capital may result in the Corporation not being able to fund the development of the business of the Corporation;

No Advertising

(bb)	the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation or on radio, television or other form of telecommunication or any other form of advertisement (including electronic display or the Internet including but not limited to the Corporation’s website) or sales literature with respect to the distribution of the Units or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

Fees

(cc)	the Subscriber confirms that there is no person acting or purporting to act on behalf of the Subscriber (including any Disclosed Principal), if applicable, in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. Other than Canaccord Genuity Corp., if any other person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Units on account of the Subscriber’s subscription, the Subscriber covenants to indemnify and hold harmless the Corporation with respect thereto and with respect to all costs reasonably incurred in the defence thereof. The Subscriber acknowledges that the Corporation may pay finder or broker fees in connection with the distribution of the Units pursuant to the Offering;

Other Documents

(dd)	if required by Securities Laws or by any securities commission, stock exchange or other regulatory authority, the Subscriber and, if applicable, each Disclosed Principal will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the subscription for and issuance of the Units and the Warrant Shares;

Subscriber’s Responsibility for Legal and Financial Advice

(ee)	the Subscriber confirms that it and, if applicable, each Disclosed Principal is responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder including the suitability of the Units and Warrant Shares as an investment for the Subscriber and, if applicable, each Disclosed Principal, the tax consequences of purchasing and dealing with the Units and Warrant Shares, and the resale restrictions and “hold periods” to which the Units, Warrants, Common Shares and Warrant Shares are or may be subject under Securities Laws. The Subscriber has not relied upon any statements made by or purporting to have been made on behalf of the Corporation or its counsel with respect to such matters; and

(ff)	the Subscriber acknowledges that the Corporation’s counsel is acting solely as counsel to the Corporation and not as counsel to the Subscriber or, if applicable, to any Disclosed Principal;

8.       Reliance on Representations, Warranties, Covenants and Acknowledgements. The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement, including the schedules hereto, are made with the intention that they may be relied upon by the Corporation and its counsel in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Units under Securities Laws. The Subscriber further agrees that by accepting the Units, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect for the benefit of the Corporation as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Units and shall continue in full force and effect for the benefit of the Corporation for a period of two years notwithstanding any subsequent disposition by the Subscriber of any of the Units, Warrants, Common Shares or Warrant Shares.

9.       Subscriber’s Costs. Each of the Corporation and the Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any counsel retained by the Subscriber) relating to the sale of the Units to the Subscriber shall be subject to the Expense Reimbursement Agreement, dated as of December 8, 2015, by and among Clarus Lifesciences III, L.P., Deerfield Management Company, L.P. Series C, and the Corporation.

10.       Notices. Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally or by courier or transmitted by facsimile or other form of electronic communication during the transmission of which no indication of failure of receipt is communicated to the sender and for which evidence of delivery is obtained, as follows:

(a)	in the case of the Corporation, to:

ESSA Pharma Inc.

999 West Broadway Suite 720

Vancouver, British Columbia V5Z 1K5

Attention:	David Wood, Chief Financial Officer
Facsimile:	[REDACTED: Personal Information.]
Email:	[REDACTED: Personal Information.]

with a copy to:

Blake, Cassels & Graydon LLP

595 Burrard Street, Suite 2600

Vancouver, British Columbia V7X 1L3

Attention:	Joseph Garcia
Fax:	[REDACTED: Personal Information.]
Email:	[REDACTED: Personal Information.]

(b)	in the case of the Subscriber, at the address and facsimile number specified on the face page hereof,

or to such other address, facsimile number, email address or person that the party designates by notice given in accordance with the foregoing provisions. Any such notice: (i) if delivered personally or by courier, shall be deemed to have been given and received on the date of such delivery provided that if such day is not a business day then it shall be deemed to have been given and received on the first business day following such day; and (ii) if transmitted by facsimile or other form of electronic communication, shall be deemed to have been given on the date of transmission if sent before 5:00 p.m. on a business day or, if not before 5:00 p.m., on the first business day following the date of transmission provided that the sender has evidence of a successful transmission such as a fax confirmation or electronic delivery receipt.

11.       Interpretation. The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof. Words importing the singular number only shall include the plural and vice versa. In this Subscription Agreement, unless otherwise indicated, all references to money amounts are to Canadian dollars.

12.       No Partnership. Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscriber and the Corporation.

13.       Governing Law. The contract arising out of acceptance of this Subscription Agreement by the Corporation shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

14.       Time of Essence. Time shall be of the essence of this Subscription Agreement.

15.       Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof, and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

16.       Electronic Copies. The Corporation shall be entitled to rely on delivery of a facsimile or portable document format (“pdf”) copy of executed Subscription Agreements, and acceptance by the Corporation of such facsimile or pdf Subscription Agreements shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof. The Subscriber acknowledges and agrees that if less than a complete copy of this Subscription Agreement is delivered to the Corporation at Closing, the Subscriber will be deemed to have agreed to all of the terms and conditions of the pages not delivered at Closing unaltered.

17.       Counterpart. This Subscription Agreement may be executed in one or more counterparts each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of counterparts may be effected by facsimile or pdf transmission thereof.

18.       Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

19.       Enurement. This Subscription Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors (including any successor by reason of the amalgamation or merger of any party) and permitted assigns.

20.       Assignment. Neither party may assign all or part of its interest in or to this Subscription Agreement without the consent of the other party in writing.

21.       Amendment. Except as otherwise provided herein, this Subscription Agreement may only be amended by the parties hereto in writing.

22.       Further Assurances. Each party hereto from time to time at the request of the other party hereto, whether before or after Closing Time, shall do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Subscription Agreement. The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

23.       Language. The Subscriber acknowledges that it has consented to and requested that all documents evidencing or relating in any way to the sale of the Units be drawn up in the English language only. Le souscripteur reconnaît par les présentes avoir consenti et exigé que tous les documents faisant foi ou se rapportant de quelque manière à la vente des bons de unités soient rédigés en anglais seulement.

24.       Several Liability of Subscribers. Each representation, warranty, covenant and agreement of any subscriber in connection with the Offering or under any Transaction Document is made on a several, and not joint and several, basis. No such subscriber shall be liable for any other subscriber’s breach of this Subscription Agreement or any other Transaction Document.

25.       Board Nomination Right.

(a)	Nomination Rights.

(i)	Subscriber shall have the right to nominate one director of the Corporation (the "Clarus Director"), so long as the Clarus Threshold (as defined in the Voting Agreement) is satisfied. The initial Clarus Director shall be Scott Requadt.

(ii)	Subscriber shall have the right to nominate one director of the Corporation reasonably acceptable to the Nomination Committee of the Corporation (the "Independent Director"), so long as the Clarus Threshold is satisfied. The Independent Director spot shall initially be vacant but may be filled at any time by Subscriber.

(iii)	If a vacancy occurs because of the death, disability, retirement, resignation or removal for any reason of the Clarus Director or the Independent Director, Subscriber may name another individual to fill such vacancy, and the Board, subject to Section 25(c), shall elect such individual to the Board to fill the vacancy.

(iv)	So long as the Clarus Threshold is satisfied, the Clarus Director shall be entitled to serve as a member of each committee (whether standing or special) of the Board.

(b)	Corporation Obligations.

(i)	The Corporation will take all necessary actions and use its best efforts to cause and maintain the election of the Clarus Director and the Independent Director to the Board in accordance with the terms of this Subscription Agreement.

(ii)	Without limiting the generality of Section 25(b)(i), at or prior to the Closing (as defined in the Subscription Agreement), the Corporation shall, if necessary, increase the size of the Board to eight (8) members and shall elect the Clarus Director and the Independent Director to the Board with a term expiring at the following annual meeting of the Corporation's shareholders. In connection with such annual meeting, the Corporation shall nominate the Clarus Director and the Independent Director for election as directors by the shareholders of the Corporation and use its best efforts to cause the Clarus Director and the Independent Director to be so elected and re-elected at each subsequent shareholder meeting at which directors are elected for so long as the Clarus Threshold is satisfied.

(iii)	Without limiting the generality of Section 25(b)(i), following the Closing, the Corporation agrees to undertake all necessary actions and use its best efforts to assure that, with respect to each election of directors hereafter:

(A)	the individuals nominated to serve as members of the Board pursuant to this Subscription Agreement are included in the Board's slate of nominees and are recommended and supported for election by the Corporation; and

(B)	each such individual is included in any management information circular, proxy statement and/or proxy circular prepared by the Corporation in connection with soliciting proxies for every meeting of the shareholders of the Corporation called with respect to such election, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Corporation or the Board with respect to such election.

(c)	Director Qualifications.

(i)	If necessary to meet the applicable independent standards of applicable Securities Laws and the rules of any stock exchange on which the Common Shares are then listed, individuals nominated for election to the Board by Subscriber pursuant to Section 25(a)(ii) will meet all such independence standards (including with respect to audit and compensation committees).

(ii)	Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to cause to be nominated for election to the Board or recommend to the shareholders the election of any individual as a director of the Corporation if the Board determines in good faith, after consultation with legal counsel, that such action would be inconsistent with its fiduciary duties or the standards set out in applicable securities laws and the rules of any stock exchange on which the Common Shares are then listed; provided, however, that if the Board determines in good faith, after consultation with legal counsel, that such action would be inconsistent with its fiduciary duties or the standards set out in applicable securities laws and the rules of any stock exchange on which the Common Shares are then listed, the Corporation shall promptly, and sufficiently in advance of any meetings of the shareholders called with respect to such election of nominees, notify Subscriber of such determination and Subscriber will have the right to propose additional individuals to the Board until the Board has nominated such individual(s) for election to the Board.

(d)	Status of Nominees and Indemnification. While serving on the Board, the Clarus Director and the Independent Director shall be entitled to:

(i)	all the rights and privileges of the other members of the Board, including, without limitation, access to all notices, consents, minutes, documents, and other information and access to the Corporation's outside advisors; provided, however, that the Clarus Director and the Independent Director shall not be entitled to observe or participate in, and shall upon the good faith request of the Board or any committee thereof recuse himself or herself from, any meeting or portion thereof at which the Board or any such committee is evaluating and/or taking action with respect to i) the exercise of any of the Corporation's rights or enforcement of any of the obligations of Subscriber under this Subscription Agreement or any other agreement to which Subscriber or its Affiliates is a party, or ii) any transaction proposed by or with or affecting Subscriber or its Affiliates;

(ii)	be indemnified by the Corporation at least on the same terms as other members of the Board and shall agree to abide by the written policies of the Board and committees thereof and the written policies of the Corporation applicable to members of the Board; and

(iii)	enter into customary director indemnification agreements with the Corporation that will provide for the indemnification of the Clarus Director and the Independent Director to the fullest extent permitted by applicable law.

(e)	Certain Definitions.

(i)	“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(ii)	“Clarus Securities” means the Units issued to Clarus pursuant to this Subscription Agreement.

COLLECTION OF PERSONAL INFORMATION

This Subscription Agreement and the schedules hereto require the Subscriber to provide certain personal information (respecting the Subscriber and, if applicable, the beneficial purchaser for whom the Subscriber is contracting) to the Corporation. Personal information includes “personal information” as that term is defined under applicable privacy legislation, including without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar replacement or supplemental provincial or federal legislation or laws and, if applicable, the policies of the TSX in effect from time to time. Such information is being collected for the purposes of completing the Offering, which includes, without limitation, determining the eligibility of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, to purchase the Units under applicable Securities Laws, preparing and registering certificates and/or DRS Advices representing the Units, Warrants, Common Shares and Warrant Shares to be issued hereunder and completing filings required under applicable Securities Laws or by any stock exchange, the Investment Industry Regulatory Organization of Canada and/or securities regulatory authorities.

In addition, such personal information may be used or disclosed by the Corporation for the purpose of administering the Corporation’s relationship with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting. For example, such personal information may be used by the Corporation to communicate with the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting (such as by providing annual or quarterly reports), to prepare tax filings and forms or to comply with its obligations under taxation, securities and other laws (such as maintaining a list of holders of shares).

In connection with the foregoing, the personal information of the Subscriber or, if applicable, the beneficial purchaser for whom the Subscriber is contracting, may be disclosed by the Corporation to: (i)  any stock exchanges or securities regulatory or taxation authorities; (ii) the Corporation’s registrar and transfer agent; and (iii) any of the other parties involved in the Offering, including legal counsel, and may be included in record books prepared in respect of the Offering.

By executing this Subscription Agreement, the Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) hereby consents to the collection, use and disclosure of such personal information in the manner described above. The Subscriber (on its own behalf and, if applicable, on behalf of the beneficial purchaser for whom the Subscriber is contracting) also consents to the filing of copies or originals of any of the documents provided to the Corporation by or on behalf of the Subscriber with any stock exchange, securities regulatory authority in relation to the transactions contemplated by this Subscription.

The Subscriber acknowledges that the Subscriber’s personal information and the personal information of any Disclosed Principal may be delivered to the Ontario Securities Commission and is thereby being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation for the purposes of administration and enforcement of the securities legislation of Ontario. The public official in Ontario who can answer questions about the Ontario Securities Commission’s indirect collection of personal information is: Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, M5H 3S8, Telephone (416) 593-8314.

The Subscriber further acknowledges that the Subscriber’s personal information and the personal information of any Disclosed Principal may be delivered to the British Columbia Securities Commission and is thereby being collected indirectly by the British Columbia Securities Commission for the purposes of administration and enforcement of the securities legislation of British Columbia. Information may be publicly disclosed or made available by the British Columbia Securities Commission, including the name of the Subscriber (or Disclosed Principal), whether such person is an insider or registrant, the number of securities purchased and, in the case of certain non-individual Subscribers, their addresses, telephone numbers and prospectus exemptions relied upon. Questions about British Columbia’s Securities Commission’s indirect collection of personal information may be directed to: British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, British Columbia, V7Y 1L2, Telephone (604) 899-6650, Toll free across Canada 1-800-373-6393, Facsimile (604) 899-6581.

The Subscriber also acknowledges and consents to the collection, use and disclosure of the Subscriber’s personal information by the TSX and its affiliates, authorized agents, subsidiaries and divisions, for the following purposes: (i) to conduct background checks, (ii) to verify personal information that has been provided about each individual, (iii) to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Corporation or its associates or affiliates, (iv) to conduct enforcement proceedings, and (v) to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the TSX, Securities Laws and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada. As part of this process, the Subscriber further acknowledges that the TSX also collects additional personal information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished. The personal information collected by the TSX may also be disclosed: (i) to the aforementioned agencies and organizations or as otherwise permitted or required by law and may be used for the purposes described above for their own investigations, and (ii) on the TSX’s website or through printed materials published by or pursuant to the directions of the TSX. The TSX may from time to time use third parties to process information and/or provide other administrative services and may share information with such third party services providers.

SCHEDULE A

ESSA Pharma Inc.

Terms for Private Placement Offering of Units

Issuer:	ESSA Pharma Inc. (the “Company”).

Offering:	Private placement of units of the Company (the “Units”). Each Unit will be comprised of one common share of the Company (a “Common Share”), one Common Share purchase warrant exercisable by payment in cash or on a cashless exercise basis for a period of seven years after the Closing Date (as defined below) and one-half of one Common Share purchase warrant exercisable by payment in cash only for a period of two years after the Closing Date (the warrants collectively referred to herein as the “Warrants”). Each whole Warrant shall entitle the holder thereof to purchase one Common Share at the Offering Price (as defined below).

Offering Size:	Up to US$14,999,998.

Offering Price:	US$3.30 per Unit (the “Offering Price”).

Use of Proceeds:	General corporate purposes, including funding research and development, preclinical and clinical expenses, and corporate costs.

Listing:	The Company is a “reporting issuer” in the provinces of British Columbia, Alberta and Ontario, and its Common Shares are listed on the Toronto Stock Exchange and Nasdaq Capital Market.

Selling Jurisdictions:	In the United States on a private placement basis pursuant to an exemption from the registration requirements under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) and in compliance with any applicable “blue sky” laws or regulations in any U.S. state and offshore jurisdictions pursuant to relevant prospectus or registration exemptions in accordance with applicable laws. Promptly following the Closing (and in any event within 30 calendar days following the Closing), the Company will file a resale prospectus supplement under its Registration Statement on Form F-10 with respect to resales, from time to time, of the Common Shares, and the Warrant Shares in the United States (the “Resale Registration”).

Hold Period:	The Units, Warrants and Common Shares (and any Common Shares issued on exercise of the Warrants) will be subject to a hold period under applicable Canadian securities laws expiring on the date that is four months and one day following the Closing Date and will be “restricted securities” within the meaning of Rule 144(a)(3) under the U.S. Securities Act. Upon the filing of the Resale Registration, all Common Shares and Warrant Shares shall be freely tradeable in the United States and the Company shall cause the transfer agent for the Common Shares to electronically transmit the Common Shares to the subscriber by crediting the account of the subscriber’s prime broker with DTC through its Deposit Withdrawal Account Commission System.

Closing Date:	January 14, 2015 or on such other date as the Company may determine (the “Closing Date”).

SCHEDULE B

UNITED STATES subscriberS REPRESENTATION LETTER

This Representation Letter is being delivered in connection with the execution and delivery of the Subscription Agreement of the undersigned subscriber (the “Subscriber”) in connection with the purchase of Units (the “Units”) of ESSA Pharma Inc. (the “Corporation”). Capitalized terms used herein and not defined herein will have the meanings ascribed thereto in the Subscription Agreement. The Subscriber represents, warrants and covenants (which representations, warranties and covenants will survive the Closing Date) on its own behalf and, if applicable, on behalf of any beneficial purchaser for whom the Subscriber is contracting hereunder to and with the Corporation and acknowledges that the Corporation and their respective counsel are relying thereon that:

(a)	The Subscriber is (i) purchasing the Units as principal for its own account and not for the benefit of any other person and it is an “accredited investor” who satisfies one or more of the criteria of Rule 501(a) of Regulation D) (a “U.S. Accredited Investor”); or (ii) subscribing for the Units as agent for a beneficial purchaser disclosed on the execution page of this Subscription Agreement, in a transaction in which the Subscriber is exercising sole investment discretion with respect to the purchase of the Units and the Subscriber and each disclosed purchaser for whom it is acting is a U.S. Accredited Investor and is purchasing as principal for its own account and not for the benefit of any other person; and the Subscriber has initialled the category of U.S. Accredited Investor applicable to the Subscriber and any beneficial purchaser below.

(b)	The Subscriber (and, if the Subscriber is acting on behalf of a beneficial purchaser, such beneficial purchaser) is a U.S. Accredited Investor as a result of satisfying the requirements of the paragraphs below that the Subscriber has indicated (the line identified as “BP” is to be initialled by the undersigned if the beneficial purchaser, if any, satisfies the requirements of the corresponding paragraph).

____ ____	(BP)	(i) any bank as defined in Section 3(a)(2) of the U.S. Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity;

____ ____	(BP)	(ii) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

____ ____	(BP)	(iii) any insurance company as defined in Section 2(a)(13) of the U.S. Securities Act;

____ ____	(BP)	(iv) any investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that Act;

____ ____	(BP)	(v) any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

____ ____	(BP)	(vi) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000;

____ ____	(BP)	(vii) any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are U.S. Accredited Investors;

____ ____	(BP)	(viii) any private business development company as defined in Section 202(a)(22) of the Investments Advisers Act of 1940;

SR__ ____	(BP)	(ix) any organization described in section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts or similar business trust, limited liability company or partnership not formed for the specific purpose of acquiring the Units offered, with total assets in excess of US$5,000,000;

____ ____	(BP)	(x) any director or executive officer of the Corporation;

____ ____	(BP)	(xi) any natural person whose individual net worth, or joint net worth with that person’s spouse, at the date hereof exceeds US$1,000,000;
(Note: The value of an individual’s primary residence may not be included in this net worth calculation, and any indebtedness in excess of the value of an individual’s primary residence should be considered a liability and should be deducted from an individual’s net worth.)

____ ____	(BP)	(xii) any natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____ ____	(BP)	(xiii) any trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person, being defined as a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment or

____ ____	(BP)	(xiv) any entity in which all of the equity owners meet the requirements of at least one of the above categories.
If the Subscriber is an individual who has marked (b)(xi) or (b)(xii) above, the Corporation may request additional information to confirm the Subscriber’s net worth or income, as applicable.

(c)	The Subscriber has not purchased the Units as a result of any form of “general solicitation” or “general advertising” (as those terms are used in Rule 502(c) of Regulation D), including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or the Internet or broadcast over radio, television, or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(d)	The Subscriber has had access to such information concerning the Corporation as it has considered necessary or appropriate in connection with its investment decision to acquire the Units and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and it is able to bear the economic risk of loss of its investment in the Units.

(e)	The Subscriber understands and acknowledges that none of the Units, Warrants, Common Shares or Warrant Shares have been registered under the U.S. Securities Act or the securities laws of any state, and that the Units are being offered and sold to a limited number of U.S. Accredited Investors in transactions exempt from registration under the U.S. Securities Act and applicable state securities laws; accordingly, the Units, Warrants, Common Shares and Warrant Shares are or will be when issued, as applicable, “restricted securities” within the meaning of Rule 144(a)(3) of the U.S. Securities Act.

(f)	The Subscriber, and each beneficial purchaser, if any, is acquiring the Units for its own account as principal and not with a view to any resale, distribution or other disposition of Units, Warrants, Common Shares or Warrant Shares in violation of United States federal or state securities laws, provided, however, that by making these representations, the Subscriber does not agree to hold the Units, Warrants, Common Shares or Warrant Shares for any specific term and reserves the right to dispose of the Units and Warrant Shares in accordance with applicable securities laws.

(g)	The Subscriber understands that if it (or any beneficial purchaser on whose behalf it is acting) decides to offer, sell, pledge or otherwise transfer any of the Common Shares or Warrant Shares they may be offered, sold, pledged or otherwise transferred only (i) to the Corporation, (ii) outside the United States in compliance with Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (iii) pursuant to a registration statement that has been declared effective under the U.S. Securities Act and is available for resale of the Common Shares or Warrant Shares (including, without limitation, the Resale Registration), or (iv) in compliance with an exemption from registration under the U.S. Securities Act including Rule 144 or Rule 144A thereunder, if available, and, in each case, in compliance with any applicable state securities laws. The Subscriber further understands and agrees that in the event of a transfer of the Common Shares pursuant to the foregoing clause (ii) or (iv), the Corporation will require a legal opinion of counsel of recognized standing, or other evidence, reasonably satisfactory to the Corporation that such transfer is exempt from registration under the U.S. Securities Act and applicable state securities laws. The Subscriber further understands that if it decides to offer, sell, pledge or otherwise transfer any of the Warrants they may be offered, sold, pledged or otherwise transferred only as described in the certificate representing the Warrants and in compliance with applicable securities laws and regulations.

(h)	The Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing the Common Shares and DRS Advices evidencing the electronic registration of ownership of the Common Shares, and all certificates and DRS Advices issued in exchange therefor or in substitution thereof, will bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, (II) SUCH SALE OR TRANSFER IS EFFECTED OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (III) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH SALE OR TRANSFER. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

provided, that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Corporation and to the Corporation, in substantially the form set forth as Annex A hereto (or in such other form as the Corporation, acting reasonably, may prescribe from time to time) and, if requested by the Corporation or the registrar and transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation and the registrar and transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; provided further, that if any of the Common Shares are being sold pursuant to Rule 144 under the U.S. Securities Act and in compliance with any applicable state securities laws or are eligible to be sold by the holder thereof pursuant to Rule 144 under the U.S. Securities Act without restriction thereunder, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent, as applicable, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(i)	The Subscriber understands that upon the original issuance thereof, and until the exercise thereof, certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, will bear a U.S. restrictive legend as set forth in the certificate representing the Warrants and in compliance with applicable Securities Laws and regulations.

In addition, the Subscriber understands that the Warrants are subject to certain restrictions on exercise relating to compliance with applicable Securities Laws as described in the certificate representing the Warrants.

(j)	The Subscriber also understands that the certificates representing the Warrant Shares may contain a restrictive legend under the circumstances provided under the terms of the Warrants.

(k)	The Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer and exercise with respect to the Units, Warrants, Common Shares and Warrant Shares set forth and described herein.

(l)	The Subscriber understands that, except as otherwise set forth in this Subscription Agreement and the Registration Rights Agreement, (i) the Corporation is not obligated to file and has no present intention of filing with the U.S. Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Units, Warrants, Common Shares or Warrant Shares in the United States, (ii) there are substantial restrictions on the transferability of the Units, Warrants, Common Shares and Warrant Shares, and the exercisability of the Warrants, and (iii) it may not be possible for the Subscriber to readily liquidate his, her or its investment in case of an emergency at any time.

(m)	The Subscriber understands and agrees that the financial statements of the Corporation have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies.

(n)	The Subscriber understands and agrees that there may be material tax consequences to it of an acquisition, holding, exercise or disposition of the Units, Warrants, Common Shares and Warrant Shares. The Corporation gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of its acquisition, holding, exercise or disposition of the Units, Warrants, Common Shares and Warrant Shares, and the Subscriber acknowledges that it is solely responsible for determining the tax consequences to it with respect to its investment, including whether the Corporation will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

(o)	The Subscriber is aware that its ability to enforce civil liabilities under the United States federal securities laws may be affected adversely by, among other things: (i) the fact that the Corporation is organized under the laws of Canada; (ii) some or all of the directors and officers may be residents of countries other than the United States; and (iii) all or a substantial portion of the assets of the Corporation and such persons may be located outside the United States.

(p)	The office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Units is the address listed as the “Subscriber’s Residential Address” on the face page of the Subscription Agreement.

(q)	That the funds representing the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to the subscription agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the Aggregate Subscription Price to be provided by the Subscriber (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith.

(r)	The provisions of this Representation Letter will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Date.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber or, if applicable, the beneficial purchaser set forth herein, which takes place prior to the Closing Date.

DATED at __________________________ this 14th day of January, 2016.

CLARUS LIFESCIENCES III, L.P.

BY: CLARUS LIFESCIENCES III GP, L.P., its
General Partner

BY: CLARUS VENTURES III, LLC, its General
Partner

By:	(SIGNED) “Scott Requadt”
Name:	Scott Requadt
Title:	Managing Director

ANNEX A TO SCHEDULE B

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	ESSA Pharma Inc.

AND TO:	The registrar and transfer agent for the securities of ESSA Pharma Inc.

The undersigned (A) acknowledges that the sale of the securities of ESSA Pharma Inc. (the “Company”) [represented by certificate number/described in the DRS Advice with holder account number]  ___________________, to which this declaration relates was made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as the same has been, and hereafter from time to time, may be amended (the “U.S. Securities Act”) and (B) certifies that (1) the undersigned is not an “affiliate” of the Company as that term is defined in Rule 405 under the U.S. Securities Act, a “distributor” or an affiliate of “distributor”, (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a “designated offshore securities market” (as defined in Rule 902 of Regulation S under the U.S. Securities Act) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any “directed selling efforts” in the United States in connection with the offer and sale of such securities, (4) the sale is bona fide and not for the purpose of “washing-off” the resale restrictions imposed because the securities are “restricted securities” as that term is described in Rule 144(a)(3) under the U.S. Securities Act, (5) the seller does not intend to replace such securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities, and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Unless otherwise specified, terms set forth above in quotation marks have the meanings given to them by Regulation S under the U.S. Securities Act.

DATED at __________ this ___ day of __________, 20__.

By:
Name:
Title:

Affirmation By Seller’s Broker-Dealer (required for sales in accordance with Section (b)(2)(B) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Company described therein, and on behalf of ourselves we certify and affirm that (A) we have no knowledge that the transaction had been prearranged with a buyer in the United States, (B) the transaction was executed on or through the facilities of a “designated offshore securities market” (as defined in Rule 902 of Regulation S under the U.S. Securities Act); (C) neither we, nor any person acting on our behalf, engaged in any directed selling efforts in connection with the offer and sale of such securities, and (D) no selling concession, fee or other remuneration is being paid to us in connection with this offer and sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Name of Firm

By:		Date:
Authorized officer

SCHEDULE C

wIRE INSTRUCTIONS

[REDACTED: Company Information.]

SCHEDULE 6(E)

material Agreements of Subsidiary

•	Lease for 7505 South Main Street, Houston, Texas, United States dated August 25, 2014

•	Sublease for 2130 West Holcombe Boulevard, Houston, Texas, United States dated April 7, 2015

SCHEDULE 6(k)

CONVERTIBLE SECURITIES and Other Rights

Convertible Securities

There are no convertible securities other than warrants and stock options outstanding as detailed below.

Other Rights

Warrants outstanding and exercisable as at January 13, 2016. Each whole warrant enables the holder to acquire one common share at the exercise price.

Number of Warrants	Exercise Price	Expiry Date
25,000	C$2.00	April 15, 2019
256,363	US$2.75	January 16, 2017

281,363

Stock options outstanding and exercisable as at January 13, 2016. Each stock option enables the holder to acquire one common share at the exercise price.

Number of Options	Exercise Price	Expiry Date
240,000	0.50	April 30, 2016
21,000	0.50	July 27, 2016
39,250	0.80	June 1, 2017
150,000	2.00	June 7, 2017
15,300	0.80	October 21, 2017
100,000	0.80	November 20, 2017
600,000	0.80	January 31, 2018
50,000	0.80	July 1, 2018
529,219	2.00	October 23, 2019
313,750	0.80	May 20, 2019
400,000	2.00	April 14, 2019
200,000	2.00	July 30, 2019
500,000	2.00	September 8, 2019
20,000	2.00	October 14, 2019
20,000	2.00	November 23, 2019
10,000	2.00	December 2, 2019
50,000	2.00	December 18, 2019
10,000	4.65	February 3, 2020
10,000	5.15	February 3, 2020
50,000	5.35	March 3, 2025
5,000	14.90	June 23, 2020
50,000	14.90	June 23, 2025
10,000	8.90	August 6, 2025
60,000	9.10	September 9, 2025
20,000	7.26	November 6, 2020
600,000	6.25	January 12, 2021
4,073,519

SCHEDULE 6(M)

Material Agreements

(i) Material License Agreements

•	License Agreement between the BC Cancer Agency, UBC and the Company dated December 22, 2010, as amended on February 10, 2011 and May 27, 2014

(ii) Agreements Restricting Business

N/A

(iii) Partnership and Joint Venture Agreements

N/A

(iv) Employment, Compensation and Related Agreements

•	Employment Agreement for David Parkinson

•	Employment Agreement for David Wood

•	Letter Agreement with Dr. Frank Perabo

•	Letter Agreement with Dr. Paul Cossum

•	Consulting Agreement with Dr. Marianne Sadar

•	Consulting Agreement with Dr. Raymond Andersen

•	Employment Agreement for Robert W. Rieder

•	Letter agreement with Robert W. Rieder relating to retirement from position as President and Chief Executive Officer of the Company

(v) Agreements with Change of Control Provisions

•	Employment Agreement for David Parkinson

•	Employment Agreement for David Wood

•	Letter Agreement with Dr. Frank Perabo

•	Letter Agreement with Dr. Paul Cossum

•	Employment Agreement for Robert W. Rieder

(vi) Other Material Agreements

•	Cancer Research Grant Contract between CPRIT and the Company dated July 9, 2014

•	2014 Agency Agreement between the Company and Haywood Securities Inc. dated October 22, 2014

•	2015 Agency Agreement between the Company and Bloom Burton & Co. Limited dated January 16, 2015

•	2014 Special Warrant Indenture between the Company and the Special Warrant Agent dated October 22, 2014

•	2015 Special Warrant Indenture between the Company and the Special Warrant Agent dated January 16, 2015